UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C.  20549


                           FORM 8-K/A3


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of report (Date of earliest event reported) July 1, 1983



                    CCB FINANCIAL CORPORATION
     (Exact name of registrant as specified in its charter)



   North Carolina           0-12358               56-1347849
  (State or other       (Commission File        (IRS Employer
    jurisdiction            Number)          Identification No.)
 of incorporation)

   111 Corcoran Street, Post Office Box 931, Durham, NC 27702
            (Address of principal executive offices)


Registrant's telephone number, including area code (919) 683-7777


                               N/A
  (Former name or former address, if changed since last report)

Item 5.

Item 5 of Registrant's Current Report on Form 8-K dated July 1, 1983, as amended by Form 8-K/A1 filed on January 30, 1995 and Form 8-K/A2 filed on June 14, 1996, is further revised to incorporate the following additional and updated material:

                   CAPITAL STOCK OF REGISTRANT

     The authorized capital stock of CCB Financial Corporation ("CCBF") consists of (i) 100,000,000 shares of $5.00 par value common stock ("CCBF Stock"), of which 40,598,756 shares were issued and outstanding at October 1, 1998, and (ii) 10,000,000 shares of serial preferred stock, of which there were no shares issued and outstanding at October 1, 1998.

     By amendment to its Amended and Restated Articles of Incorporation ("Restated Articles") which may be adopted without shareholder approval, CCBF's Board of Directors may divide shares of CCBF's authorized serial preferred stock into, and issue the same in, one or more classes and in one or more series within each class, and the Board of Directors is authorized to determine and fix the designations, relative rights, preferences and limitations of shares in each such class and series of preferred stock so established. Subject to applicable law and bylaws of the New York Stock Exchange (the "NYSE"), shares of each such class or series may be issued from time to time without shareholder approval at such times, for such purposes and for such consideration as the Board of Directors may deem advisable. During 1990 and for use in connection with a "Rights Plan", CCBF's Board of Directors established a series of preferred stock designated as its Series A Junior Participating Preferred Stock ("Series A Preferred") which has certain special rights for purposes of dividends and other distributions, voting, dissolution and liquidation, and in connection with certain acquisitions of CCBF's outstanding voting shares. The Rights Plan was amended and restated on October 1, 1998. No shares of Series A Preferred have been issued.

     The following is a brief description of CCBF Stock.
However, the description is not intended to be a complete description of CCBF Stock and is qualified in its entirety by reference to the referenced federal and North Carolina statutes, to CCBF's Restated Articles and Bylaws, and to CCBF's Amended and Restated Rights Agreement dated as of October 1, 1998 (the "Rights Agreement") described below. Shares of CCBF Stock are not deposits of any bank or other financial institution and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Voting Rights

     The holders of CCBF Stock generally possess exclusive voting rights in CCBF. Each holder of CCBF Stock is entitled to one vote for each share held of record. Except as otherwise provided by North Carolina law, the vote of a majority of shares voting on any matter is necessary for approval by the shareholders.
Holders of CCBF Stock are not entitled to vote cumulatively in the election of directors and, therefore, holders of a majority of shares voting in any election of directors at a meeting of CCBF's shareholders may elect the entire Board of Directors.

Dividend Rights

     Holders of CCBF Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor.

Preemptive Rights

     Holders of CCBF Stock do not have preemptive or preferential right to purchase or subscribe for any additional shares of CCBF
Stock or, except as otherwise provided in the Rights Agreement, any other securities that may be issued by CCBF.

Assessment and Redemption

     Shares of CCBF Stock, when validly issued and fully paid, are nonassessable. There is no provision for redemption or conversion of CCBF Stock.

Liquidation Rights

     In the event of a liquidation, dissolution, or winding-up of CCBF, whether voluntary or involuntary, the holders of CCBF Stock would be entitled to share ratably in any of the net assets or funds available for distribution to holders of CCBF Stock after the satisfaction of all liabilities or after adequate provision is made therefor. The form of distribution would depend upon the nature of the liquidation and assets of CCBF.

CCBF Rights Plan

     During 1990, CCBF entered into a Rights Agreement that established its "Rights Plan" pursuant to which a preferred stock purchase right (a "CCBF Right") was distributed to CCBF's shareholders for each of their shares of CCBF Stock, Also under the Rights Plan, after the date of the Rights Agreement and before the earlier of the "Distribution Date" (as defined below) or the date of redemption or expiration of the CCBF Rights, each new share of CCBF Stock issued also has attached to it one CCBF Right. On October 1, 1998, the Board of Directors amended and restated the original Rights Agreement to extend its term and to make other changes the Board concluded were necessary to update the original Rights Plan.

     The CCBF Rights become exercisable on a date (the "Distribution Date") which is the earlier of (i) the tenth business day following a public announcement that a person or group of affiliated persons ("Acquiring Person") have acquired beneficial ownership of 15% (or 10% in certain circumstances described in the Rights Agreement) or more of the outstanding shares of CCBF Stock or (ii) the tenth business day (or such later date as may be determined by CCBF's Board of Directors) following the commencement of, or announcement of an intention to commence, a tender or exchange offer the consummation of which would result in a person or group of affiliated persons becoming the beneficial owner of 15% (or 10% in certain circumstances described in the Rights Agreement) or more of such outstanding shares of CCBF Stock. However, after the time any person becomes an Acquiring Person, all CCBF Rights held by or transferred to such person (or any associate or affiliate of such person) shall be void and of no effect.

     Until the Distribution Date, each CCBF Right will be evidenced by the certificate evidencing the CCBF Stock to which it relates and may be transferred only with such CCBF Stock, and surrender for transfer of any CCBF Stock certificate also will constitute the transfer of the CCBF Rights related thereto. The Rights are not exercisable until the Distribution Date. If and only if the Distribution Date should occur, separate certificates evidencing each CCBF Right will be distributed to the record holders of the CCBF Stock to which such Rights are attached.
Each such CCBF Right may then be exercised to purchase one one-hundredth (1/100) interest in a newly issued share of Series A Preferred for a price currently set at $187.50 (the "Purchase Price") all as adjusted from time to time as described in the Rights Agreement. In the alternative (and subject to certain exceptions), after any person becomes an Acquiring Person and prior to the acquisition of such Acquiring Person of 50% or more of the outstanding CCBF Stock, the Board of Directors may exchange the Rights (other than Rights owned by such Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of CCBF Stock, or one one-hundredth (1/100) of a Preferred Share (or of a share of a class or series of CCBF's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     In the event that CCBF is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power is sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof and at the then current purchase price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the purchase price of the Right. In the event that any person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of CCBF Stock having a market value of two times the purchase price of the Right.

     CCBF Rights will expire on October 1, 2008 unless extended, and may be redeemed by CCBF at any time prior to a person becoming an Acquiring Person, at a price of $.01 per CCBF Right.

     CCBF's Rights Plan may have an anti-takeover effect. The Rights Plan would enable CCBF's existing shareholders to purchase shares of Series A Preferred at the stated Purchase Price or a number of shares of CCBF Stock equal in value to twice the Purchase Price. The effect of the Rights Plan may be to discourage an uninvited or unfriendly attempt to acquire control of CCBF as the effect of purchases of Series A Preferred or CCBF Stock likely would be to cause an Acquiring Person to suffer substantial dilution of its voting power and significant deterioration in the value of its shares of CCBF Stock.
Certain Provisions Which May Have an Anti-Takeover Effect

     Certain provisions of CCBF's Restated Articles and of federal and North Carolina law, some of which are described below, may have the effect of entrenching current management and of preventing, discouraging or delaying a change in control of CCBF not approved by its Board of Directors but which a majority of its shareholders might determine to be in their best interest or in which shareholders might receive a premium over the current market price for their shares.

     Charter Provisions. In general, the North Carolina Business Corporation Act (the "NCBCA") requires that any merger, share exchange, voluntary liquidation or transfer of substantially all the assets (other than in the ordinary course of business) of a business corporation be approved by the corporation's shareholders by a majority of the votes entitled to be cast on the proposed transaction. However, CCBF's Restated Articles contains a "supermajority" provision that, in the case of certain business combination transactions, requires a higher vote of CCBF's shareholders than otherwise would be required by the NCBCA. The supermajority provision ("CCBF's 85% Vote Requirement") requires that, (notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any securities exchange or otherwise), certain "CCBF Business Combinations" with "Interested Shareholders" (as those terms are defined below) requires the affirmative vote of both (i) the holders of at least 85% of each class of outstanding shares of capital stock entitled to vote generally in the election of directors (each voting separately as a class), and (ii) a majority in interest of the holders of the issued and outstanding voting stock of the corporation held by persons other than an "Interested Shareholder" or an affiliate or associate of an Interested Shareholder. However, CCBF's 85% vote Requirement will not apply in the case of a CCBF Business Combination that has been approved by a majority of CCBF's directors who are not affiliated with the Interested Shareholder and who became directors before the Interested Shareholder became such (the "CCBF Continuing Directors") or which satisfies the "CCBF Fair Price Provisions" (as described below) also contained in CCBF's Restated Articles.

     The term "CCBF Business Combination" generally includes: (i) any merger or consolidation of CCBF or a subsidiary with an Interested Shareholder or an affiliate or associate of an Interested Shareholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an Interested Shareholder or an affiliate or associate of an Interested Shareholder of all or substantially all, or as much as 10% of, the assets or businesses of CCBF or any subsidiary, (iii) any purchase, exchange, lease or other acquisition by CCBF or any subsidiary of all or substantially all, or as much as 10% of, the assets or businesses of an Interested Shareholder or an affiliate or associate of an Interested Shareholder; (iv) the issuance or transfer of any securities of CCBF or any subsidiary to an Interested Shareholder or an affiliate or associate of an Interested Shareholder for consideration having a value of more than $5 million; (v) the adoption of any plan proposed by or on behalf of an Interested Shareholder or an affiliate or associate of an Interested Shareholder for the liquidation or dissolution of CCBF; (vi) any recapitalization or reclassification of securities, or any merger or consolidation of COB? with any of its subsidiaries, or any other transaction (whether or not involving an Interested Shareholder) that would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of CCBF or any subsidiary which is directly or indirectly owned by an Interested. Shareholder or an affiliate or associate or an Interested Shareholder.

     An "Interested Shareholder" for purposes of CCBF's 85% Vote Requirement generally is any person who: (i) together with his or its affiliates, beneficially owns, directly or indirectly, 20% or more of any class of CCBF's outstanding voting stock, (ii) is an affiliate of CCBF and at any time within the preceding two years beneficially owned, directly or indirectly, 20% or more of any class of CCBF's outstanding voting stock, or (iii) is an assignee of or has otherwise succeeded to any shares of any class of outstanding voting stock which at any time within the preceding two years were beneficially owned by any Interested Shareholder

     Fair Price Provisions. A provision of CCBF's Restated Articles (the "CCBF Fair Price Provision") provides that the CCBF 85% Vote Requirement will not apply in the case of a CCBF Business Combination if: (i) the aggregate consideration to be received per share of CCBF Stock by CCBF's shareholders is not less than the higher of (A) the highest price per share paid by the Interested Shareholder for CCBF Stock within two years preceding the announcement of the CCBF Business Combination or the date the person became an Interested Shareholder or (B) the fair market value per share of CCBF Stock on such announcement date or on the date the person became an Interested Shareholder;
(ii) the aggregate consideration to be received by CCBF's shareholders per share of any other class of CCBF's voting stock other than CCBF Stock is not less than the higher of (A) the highest price per share paid by the Interested Shareholder for shares of such other class of voting stock within two years preceding the announcement of the CCBF Business Combination or the date the person became an Interested Shareholder, (B) the highest preferential amount per share to which holders of shares of such other class are entitled in the event of any liquidation, dissolution or winding up of CCBF, or (C) the fair market value per share of such other class on such announcement date or on the date the person became an Interested Shareholder; (iii) the consideration to be received by CCBF's shareholders is in cash or in the same form as the consideration paid by the Interested Shareholder in acquiring shares already owned (provided, that if the Interested Shareholder has paid varying forms of consideration, the form of consideration paid to CCBF's shareholders in the CCBF Business Combination shall either be cash or the form used to acquire the largest number of shares of such class of voting stock already owned); (iv) except as approved by the CCBF Continuing Directors, after the Interested Shareholder has become such and prior to consummation of the CCBF Business Combination (A) there has been no failure to pay any regular quarterly dividend on any outstanding preferred stock or reduction in the annual dividend rate on CCBF Stock, and (B) the Interested Shareholder shall not have acquired beneficial ownership of any additional shares of CCBF voting stock; (v) after becoming an Interested Shareholder, such person shall not have received the benefit of certain financial assistance or tax advantages; and (vi) a proxy statement in conformity with the Securities Exchange Act of 1934, as amended, and regulations thereunder shall be mailed to all CCBF shareholders,

     Certain Amendments to Restated Articles. Unless recommended to CCBF's shareholders by a vote of three-fourths of the CCBF Continuing Directors, the affirmative vote of both (i) the holders of not less than 85% of CCBF's outstanding voting stock (each voting separately as a class) and (ii) a majority in interest of the holders of outstanding CCBF voting stock held by persons other than an Interested Shareholder or any affiliate or associate of an Interested Shareholder, is required to amend or repeal, or to adopt provisions inconsistent with, the provisions of CCBF's 85% Vote Requirement and the CCBF Fair Price Provision.

     North Carolina Shareholder Protection Act. The North Carolina Shareholder Protection Act (the "Shareholder Protection Act") generally requires that, unless certain "fair price" and procedural requirements are satisfied, the affirmative vote of 95% of a corporation's voting shares is required to approve certain business combination transactions with another entity that is the beneficial owner, directly or indirectly, of more than 20% of the corporation 's voting shares or which is an affiliate of the corporation and previously has been a 20% beneficial holder of such shares. The Shareholder Protection Act is applicable to CCBF.

     Control Share Acquisition Act. The North Carolina Control Share Acquisition Act (the "Control Share Act") generally provides that, except as provided below, "Control Shares" will not have any voting rights. Control Shares are shares acquired by a person under certain circumstances which, when added to other shares owned, would give such person effective control over one-fifth, one-third or a majority of all voting power in the election of the corporation's directors. However, voting rights will be restored to Control Shares by resolution approved by the affirmative vote of the holders of a majority of the corporation's voting stock (other than shares held by the owner of the Control Shares, officers of the corporation and directors employed by the corporation). If voting rights are granted to Control Shares which give the holder a majority of all voting power in the election of the corporation's directors, then the corporation's other shareholders may require the corporation to redeem their shares at their fair value. The Control Share Act is applicable to CCBF.

Bank Change-of-Control Legislation. State and federal law regulate the amount of voting stock of a bank or bank holding company that a person may acquire without prior approval of the appropriate federal or state regulators. The overall effect of such laws is to make :t more difficult to acquire a bank or bank holding company by tender or exchange offer or similar means than it might be to acquire control of a corporation, the control and operations of which are not a matter of concern to federal or state banking regulatory authorities. Pursuant to North Carolina law, no person is permitted to acquire voting stock of any bank or bank holding company if such acquisition would result in the change in control of the bank or hank holding company unless the North Carolina Commissioner of Banks shall have approved the proposed acquisition. For purposes of this provision, control means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policy of the bank or bank holding company, or ownership of as much as 10% of the outstanding voting stock in a bank or bank holding company. Federal law imposes additional restrictions on acquisitions of stock in bank holding companies and federally insured banks. Under the Change in Bank Control Act (the "Control Act") and the regulations thereunder, a person or group must give advance notice to the appropriate federal banking regulator before acquiring control of any bank holding company or federally-insured bank. Upon receipt of such a notice, the federal regulator may either approve or disapprove the acquisition. In the case of CCBF, the Control Act creates a rebuttable presumption of control if a person or group acquires 10% or more of CCBF's voting stock and if one or more "control factors" set forth in the Control Act are present.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CCB FINANCIAL CORPORATION


Date: October 1, 1998              By: /s/ W Harold Parker, Jr.
                                        W. Harold Parker, Jr.
                                        Senior Vice President
                                        and Controller